UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2006
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11th Avenue, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 28, 2006, Scipio M. Carnecchia was appointed President of Interwoven, Inc. (the “Company”) on an interim basis. Mr. Carnecchia, age 43, has served as Senior Vice President of Worldwide Sales of the Company since July 2003. From July 2002 through June 2003, he served as the Company’s Vice President of Sales, and from March 2001 to June 2002, he was its Vice President of Alliances. From March 2000 to February 2001, Mr. Carnecchia was Vice President of Global Sales for Xoriant Corporation, an IT services and consulting company.
ITEM 8.01. Other Events.
     On March 6, 2006, the Company announced that Frank J. Fanzilli, Jr. had been appointed Chairman of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: March 6, 2006	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer